EXHIBIT 3.2
                          CERTIFICATE OF DESIGNATIONS

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                               -----------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "BAYOU STEEL CORPORATION", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF JUNE, A.D. 1995, AT 3 O'CLOCK P.M.

      A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                                         EDWARD J. FREEL
                                         Edward J. Freel, Secretary of State

2161945  8100                            AUTHENTICATION: 7546297

950137257                                          DATE: 06-20-95

                                                       STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                    DIVISION OF CORPORATIONS
                                                   FILED 03:00 PM 06/20/1995
                                                      950 137257 - 2161945

               STATEMENT OF DESIGNATIONS, PREFERENCES, LIMITATIONS
                    AND RELATIVE RIGHTS OF SERIES A PREFERRED
                       STOCK AND SERIES B PREFERRED STOCK

To the Secretary of State
of the State of Delaware:

        Pursuant to the provisions of Section 151 of the Delaware General Corporation Law of the state of Delaware and Section 5.6 of its Second Restated Certificate of Incorporation, Bayou Steel Corporation, a Delaware corporation (the "Company") submits the following statement for the purpose of establishing a series of preferred stock and fixing and determining the designations, preferences, limitations and relative rights thereof:

        1. The name of the Company is "Bayou Steel Corporation".

        2. The resolution establishing two series of preferred stock and fixing and determining the designations, preferences, limitations and relative rights thereof attached hereto as EXHIBIT A was duly adopted by all necessary action on the part of the Company on June 13, 1995, and is incorporated herein by reference.

                                                   BAYOU STEEL CORPORATION

                                                   By:    RICHARD J. GONZALEZ
                                                   Name:  Richard J. Gonzalez
                                                   Title: VP & CFO

                                    EXHIBIT A
                                   RESOLUTION

        WHEREAS, pursuant to Section 5.6 of the Company's Second Restated Certificate of Incorporation, the Company's Board of Directors is expressly authorized to establish series of unissued shares of preferred stock by fixing and determining the designations, preferences, limitations and relative rights, including voting rights, of the shares of any series so established;

        NOW THEREFORE, BE IT RESOLVED, that (i) a series of preferred stock is hereby established consisting of 15,000 shares of Series A redeemable preferred stock, $.01 par value (the "SERIES A PREFERRED STOCK"), and (ii) a series of preferred stock is hereby established consisting of 18,375 shares of Series B redeemable preferred stock, $.01 par value (the "SERIES B PREFERRED STOCK"), each such series of preferred stock having the designations, preferences, limitations and relative rights herein set forth below:

                     DESIGNATIONS, PREFERENCES, LIMITATIONS
                    AND RELATIVE RIGHTS OF SERIES A PREFERRED
                       STOCK AND SERIES B PREFERRED STOCK

        Section 1. DEFINITIONS. For purposes of this Resolution, the following definitions shall apply:

               "BOARD" shall mean the Board of Directors of the Company.

               "COMMON STOCK" shall mean the Class A Common Stock, Class B Common Stock and Class C Common Stock of the Company. Except as otherwise expressly provided herein, for purposes of calculating any ownership of any class of Common Stock by a record owner of Common Stock, such ownership shall include any Common Stock issuable upon the exercise, conversion or exchange of any Equity Security.

               "COMPANY" shall mean Bayou Steel Corporation, a Delaware corporation.

               "DIVIDEND RATE" shall mean (a) so long as no Issuance Event has occurred and is continuing, a rate of 14.5% of the liquidation preference per annum per Preferred Share, and (b) upon the occurrence and during the continuance of an Issuance Event, an annual rate of 17.5% of the liquidation preference per annum per Preferred Share.

               "EQUITY SECURITY" shall mean any stock or other security of the Company, including without limitation securities containing equity features and securities containing profit participation features, and any debt or equity security convertible or exchangeable, with or without consideration, into or for any stock or similar security, or any security carrying any warrant, option or right to subscribe to or purchase any of the foregoing.

               "INITIAL ISSUE DATE" shall mean the initial date of issuance of the Series A Preferred Stock.

               "ISSUANCE EVENT" shall mean the failure for any reason (including, without limitation, insufficiency of legally available funds) of the Company to pay the full redemption amounts required pursuant to SECTION 5(B) hereof.

               "JUNIOR SECURITIES" shall mean all Equity Securities, whether issued or to be issued, to which the Series A Preferred Stock and Series B Preferred Stock rank prior with respect to the payment of dividends or the distribution of assets upon Liquidation, including without limitation the Common Stock.

               "LIQUIDATION" means any liquidation, dissolution or winding up of the affairs of the Company; provided, however that a merger or consolidation of the Company into or with another entity or a sale or conveyance of all or any part of the assets of the Company (which does not in fact result in the liquidation of the Company and the distribution of assets to its stockholders) will not be deemed to constitute a liquidation, dissolution or winding up of the affairs of the Company for the purposes of this definition.

               "PERSON" shall include all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures and other entities and governments and agencies and political subdivisions.

               "PREFERRED SHARES" shall mean the shares of Series A Preferred Stock and Series B Preferred Stock.

               "REDEMPTION AMOUNT" shall mean an amount per share equal to the liquidation preference of the Series A Preferred Stock or the Series B Preferred Stock, as applicable, plus all accrued but unpaid dividends with respect thereto through the date of redemption.

               "RICE" shall mean Rice Partners II, L.P.

               "SERIES A PREFERRED STOCK" shall mean the Series A Redeemable Preferred Stock of the Company.

               "SERIES B PREFERRED STOCK" shall mean the Series B Redeemable Preferred Stock of the Company.

               "SUBSIDIARY" shall mean any corporation, partnership, joint venture, association or other business entity at least fifty percent (50%) of the outstanding voting stock, voting interests, capital or profits interest of which is at the time owned directly or indirectly by the Company or by one or more of such subsidiary entities, or both.

        The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

        Section 2. RANK. The Series A Preferred Stock and the Series B Preferred Stock shall, with respect to dividends and rights on Liquidation rank PARI PASSU with each other and prior to all other Equity Securities. The Company shall not authorize or issue any Equity Securities that rank senior to or PARI PASSU with the Series A Preferred Stock or the Series B Preferred Stock with respect to dividends or rights on Liquidation.

        Section 3. DIVIDENDS.

        (a) RIGHT TO CUMULATIVE DIVIDENDS - SERIES A PREFERRED STOCK. The holders of the then outstanding Series A Preferred Stock shall be entitled to receive, when and as declared by the Board, and out of any funds legally available therefor, quarterly dividends at the applicable Dividend Rate, payable in the number of shares of Series B Preferred Stock (which do not have to be in the form of certificated securities) having an aggregate liquidation preference equal to the amount of such dividend on the last day of March, June, September and December of each year commencing June, 1995 (PROVIDED, HOWEVER, that accumulated and unpaid dividends will bear interest at a rate not greater than 14.5% per annum until September 30, 1995), to the holders of record on the date immediately preceding the payment date. Dividends on the Series A Preferred Stock will be cumulative from the Initial Issue Date (whether or not declared and whether or not in any dividend period or dividend periods there are net profits or net assets of the Company legally available for the payment of those dividends).

        (b) RIGHT TO CUMULATIVE DIVIDENDS - SERIES B PREFERRED STOCK. The holders of the then outstanding Series B Preferred Stock shall be entitled to receive, when and as declared by the Board, and out of any funds legally available therefor, quarterly dividends at the applicable Dividend Rate, in cash on the last day of March, June, September and December of each year commencing June, 1995 (PROVIDED, HOWEVER, that accumulated and unpaid dividends will bear interest at a rate not greater than 14.5% per annum until September 30, 1995) to the holders of record on the date immediately preceding the payment date. Dividends on the Series B Preferred Stock will be cumulative from the date of issuance of each share of Series B Preferred Stock (whether or not declared and whether or not in any dividend period or dividend periods there are net profits or net assets of the Company legally available for the payment of those dividends). Accumulated and unpaid dividends on the Series B Preferred Stock will bear interest at a rate of 17.5% per annum (PROVIDED, HOWEVER, that accumulated and unpaid dividends will bear interest at a rate not greater than 14.5% per annum until September 30, 1995).

        (c) PRIORITY. For so long as any shares of Series A Preferred Stock or Series B Preferred Stock are outstanding, (1) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any Equity Security other than the Series A Preferred Stock and the Series B Preferred Stock, and
(2) no Equity Security, other than the Series A Preferred Stock and the Series B Preferred Stock shall be purchased, redeemed or acquired by the Company or any Subsidiary and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof by the Company or any Subsidiary.

        Section 4. LIQUIDATION RIGHTS.

        (a) In the event of any Liquidation whether voluntary or involuntary, the holders of the Series A Preferred Stock and Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, whether such assets are capital, surplus, or earnings, prior to and in preference of any payment or declaration and setting apart for payment of any amount shall be made in respect of any other class of Equity Securities, an amount equal to the sum of (i) $1,000 per share, PLUS (ii) all accrued and unpaid dividends thereon, whether or not declared, to and including the date full payment shall be irrevocably tendered to the holders of the Series A Preferred Stock and Series B Preferred Stock with respect to such Liquidation. If upon any Liquidation, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Preferred Stock and Series B Preferred Stock shall be insufficient to permit the payment of such stockholders of their full preferential amounts, then all available assets of the Company shall be distributed ratably to the holders of the Series A Preferred Stock and Series B Preferred Stock in proportion to the full preference amount each such holder is entitled to receive.

        (b) Preferences of the Series A Preferred Stock and Series B Preferred Stock over the Equity Securities shall also apply to any stock hereafter authorized, and all prohibitions, limitations or restrictions upon the declaration or payment of any dividends upon, the making of any distribution of assets upon, or the application of any assets to the purchase, redemption or other acquisition of Equity Securities shall correspondingly apply to similar action in respect of such Equity Securities.

        Section 5. REDEMPTIONS.

        (a) OPTIONAL REDEMPTION. Commencing on the first anniversary of the Initial Issue Date, the Series A Preferred Stock and Series B Preferred Stock may be redeemed at the Company's option (subject to the legal availability of funds) at any time and from time to time, in whole or in part, but in any event in increments of not less than the lesser of (a) $3,000,000.00 or (b) the amount necessary to redeem all Series A Preferred Stock and Series B Preferred Stock, at a redemption price per share equal to the following amounts, determined on the date of redemption:

                REDEMPTION DATE                                PRICE
- ------------------------------------------------     --------------------------
(i)     On or after the first anniversary of the     113% of the Redemption
        Initial Issue Date and before the second     Amount
        anniversary of the Initial Issue Date

(ii)    On or after the second anniversary of the    108.3% of the Redemption
        Initial Issue Date and before the third      Amount
        anniversary of the Initial Issue Date

(iii)   On or after the third anniversary of the     105.5% of the Redemption

        Initial Issue Date and before the fourth     Amount
        anniversary of the Initial Issue Date

(iv)    On or after the fourth anniversary of the    102.8% of the Redemption
        Initial Issue Date and before the fifth      Amount
        anniversary of the Initial Issue Date

(v)     On or after the fifth anniversary of the     100% of the Redemption
        Initial Issue Date and before the seventh    Amount
        anniversary of the Initial Issue Date

        (b) MANDATORY REDEMPTIONS. Commencing on the Initial Issue Date and until the seventh anniversary of the Initial Issue Date, the Company shall redeem at the end of each calendar quarter (subject to the legal availability of funds and unless prohibited by the Senior Loan Documents or amendments or refinancings thereof) all shares of the Series B Preferred Stock issued and outstanding from time to time; PROVIDED, HOWEVER, that if the Company fails to redeem any such shares in contravention of the Preferred Stock and Warrant Purchase Agreement, dated as of June 13, 1995, between Rice and the Company (the "PURCHASE AGREEMENT"), including, without limitation, failure to redeem any such shares as a result of any amendment or refinancing that is in contravention of
Section 4.20(a) of the Purchase Agreement, the Holders (as defined in the Purchase Agreement) shall be entitled to all rights and remedies at law or in equity, including without limitation, any and all rights and remedies set forth in the Purchase Agreement. In addition, on the seventh anniversary of the Initial Issue Date, the Company shall redeem (subject to the legal availability of funds) all issued and outstanding shares of Series A Preferred Stock and Series B Preferred Stock.

        (c) CONTINUING OBLIGATIONS. In the event any redemption required by this
SECTION 5 is not completed for any reason, the obligation of the Company to redeem all or a portion of the Series A Preferred Stock and/or the Series B Preferred Stock, as the case may be, will continue until the earliest time as the circumstance preventing such redemption no longer exists, at which time the Company will redeem such Series A Preferred Stock and/or the Series B Preferred Stock, as the case may be. The Company will use its best efforts to make funds legally available for such redemptions, including, without limitation, revaluing assets of the Company.

        (d) REDEMPTION NOTICE. The Company shall, not less than seven (7) days nor more than fourteen (14) days prior to the date fixed for any redemption pursuant to SECTION 5(A) ("REDEMPTION DATE"), mail written notice ("REDEMPTION NOTICE"), postage prepaid, return receipt requested, to each holder of shares of record of Series A Preferred Stock and Series B Preferred Stock to be redeemed at such holder's address last shown on the records of the Company. The Redemption Notice shall state:

               (1) The total number of shares of Series A Preferred Stock and/or Series B Preferred Stock that the Company intends to redeem;

               (2) The number of shares of Series A Preferred Stock and Series B Preferred Stock held by the holder that the Company intends to redeem;

               (3) The Redemption Date and Redemption Amount; and

               (4) The time, place and manner in which the holder is to surrender to the Company the certificate or certificates representing the shares of Series A Preferred Stock and/or Series B Preferred Stock to be redeemed.

        (e) SURRENDER OF STOCK. On or before the Redemption Date, each holder of Series A Preferred Stock and/or Series B Preferred Stock to be redeemed shall surrender the certificate or certificates (if any) representing such shares to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Amount for such shares shall be payable to the order of the person whose name appears on such certificate or certificates (or that is entitled to such payment if there is no certificate) as the owner thereof or such person's designee, and each surrendered certificate shall be canceled and retired. In the event fewer than all of the shares represented by such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

        (f) TERMINATION OF RIGHTS. If the Redemption Notice is duly given, and if by the Redemption Date the Redemption Amount is either paid or made irrevocably available for payment, then notwithstanding that the certificates evidencing any of the shares of Series A Preferred Stock and Series B Preferred Stock so called for redemption have not been surrendered, all rights with respect to such shares shall forthwith after the Redemption Date cease, except only the right of the holders to receive the Redemption Amount without interest upon surrender of their certificates therefor.

        (g) REDEMPTION PRO RATA. In the event that fewer than all of the outstanding shares of Series A Preferred Stock and/or Series B Preferred Stock are to be redeemed, such shares to be redeemed shall be redeemed pro rata among all holders thereof in accordance with the number of shares owned.

        (h) NO REISSUANCE OF SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK. No Series A Preferred Stock or Series B Preferred Stock acquired by the Company by reason of redemption, purchase, or otherwise will be reissued, and all such shares will be canceled, retired and eliminated from the shares that the Company will be authorized to issue.

        Section 6. LOST, STOLEN, MUTILATED, OR DESTROYED CERTIFICATES; FRACTIONAL SHARES. If any certificate evidencing Series A Preferred Stock or Series B Preferred Stock shall become lost, stolen, mutilated, or destroyed, the Company shall issue a new certificate of like denomination, tenor, and date upon receipt from the record owner of such Series A Preferred Stock or Series B Preferred Stock of a representation of such loss, theft, mutilation or destruction, without any requirement of bond or other extraordinary action. The Company may issue fractional shares of Series A Preferred Stock and Series B Preferred Stock.

        Section 7. AMENDMENT. So long as any shares of Series A Preferred Stock or Series B Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock at the time outstanding, amend, alter or repeal any of the rights, preferences or powers of the holders of the shares of Series A Preferred Stock or Series B Preferred Stock.